Exhibit 99.2

Solutia Inc.
575 Maryville Centre Drive
St. Louis, Missouri 63141

P.O. Box 66760
St. Louis, Missouri 63166-6760

Media: Dan Jenkins (314) 674-8552
Investors: Susannah Livingston (314) 674-8914
Solutia Prices Offering of
10,714,284 Shares at $14 Per Share
Proceeds Will Be Used To Fully Repay Bridge Credit Facility
ST. LOUIS, August 21, 2008 — Solutia Inc. (NYSE: SOA) today announced the pricing of an underwritten public offering of 10,714,284 shares of its common stock at a price of $14 per share for gross proceeds of approximately $150 million. The approximately $145 million of net proceeds from the offering will be used to repay the remaining $128 million balance on Solutia’s 15.50% bridge credit facility and for general corporate purposes. Once this transaction is complete, Solutia’s 15.50% bridge credit facility will be paid in full.
     The company expects to close the transaction on or about August 26, 2008, and the closing is subject to customary conditions.
     The joint underwriters for the offering are Deutsche Bank Securities Inc. and Jefferies & Company, Inc. A shelf registration on Form S-3 relating to these securities was filed with the Securities and Exchange Commission and became effective on July 25, 2008. A copy of the prospectus supplement and base prospectus relating to the offering may be obtained, when available, from Deutsche Bank Securities Inc., 100 Plaza One, Floor 2, Jersey City, New Jersey 07311-3901, by telephone at 1-800-503-4611, or by email at prospectusrequest@list.db.com.

     This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
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Forward Looking Statements
This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates and Solutia’s ability to raise additional funds which is subject to market conditions.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risk and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.
About Solutia Inc.
Solutia is a market-leading performance materials and specialty chemicals company. The company focuses on providing solutions for a better life through a range of products, including: Saflex® interlayer for laminated glass; CPFilms® aftermarket window films sold under the LLumar® brand and others; high-performance nylon polymers and fibers sold under brands such as Vydyne® and Wear-Dated®; and technical specialties including the Flexsys® family of chemicals for the rubber industry, Skydrol® aviation hydraulic fluid and Therminol® heat transfer fluid. Solutia’s businesses are world leaders in each of their market segments. With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 6,000 employees in more than 60 locations. More information is available at www.Solutia.com.
Source: Solutia Inc.
St. Louis
8/21/08